UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2008

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2008, GFI Group Inc. (the “Company”) announced the retirement of Jurgen Breuer, Senior Managing Director – Head of E-Commerce. Mr. Breuer’s employment with the Company will terminate on October 31, 2008 (the “Termination Date”).

Mr. Breuer and the Company entered into a separation agreement on October 28, 2008 relating to Mr. Breuer’s retirement, which provides for the payment of Mr. Breuer’s base salary until the Termination Date and a severance payment of $750,000. The Company will continue to provide Mr. Breuer with health insurance until November 30, 2008. Mr. Breuer will not be paid a bonus for 2008.

Mr. Breuer’s employment agreement, dated December 1, 2003, as amended, will be terminated as of the Termination Date.

Mr. Breuer will be subject to post-termination restrictions on any competitive activities, as set forth in the separation agreement.

A copy of the press release announcing Mr. Breuer’s retirement is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description

99.1	Press release, dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.
Date: November 3, 2008
	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel